Exhibit 32.1

Certification by the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Daniel Tassé, Chief Executive Officer of DBV Technologies S.A. (the “Company”), and Sébastien Robitaille, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) and Section 15(d) of the Exchange Act, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2023

/s/ Daniel Tassé	/s/ Sébastien Robitaille
Daniel Tassé	Sébastien Robitaille
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

This certification accompanies the Quarterly Report, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.